UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 8, 2007

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 8, 2007, the Board of Directors (the “Board”) of Monster Worldwide, Inc. (the “Company”) amended Article III of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that the number of directors comprising the Board shall not be less than three and not more than twelve.  Previously, the Company’s Bylaws provided that the number of directors comprising the Board shall not be less than one and not more than nine. A copy of the Bylaws incorporating this change was filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2007.

On December 12, 2007, the Board amended Article VI of the Company’s Bylaws to clarify the authority to issue uncertificated shares of the Company’s stock and the procedures relating to the transfer of shares of the Company’s common stock.  The ability to issue uncertificated shares allows the Company’s securities to be eligible for a direct registration system (“DRS”) as required by the Nasdaq Stock Market.   The DRS will allow the Company’s stockholders to register shares of the Company’s common stock in their names without the issuance of physical certificates and will give the Company’s stockholders the ability to electronically transfer shares to brokers.  A copy of the Bylaws incorporating this change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	3.1	Amended and Restated Bylaws of Monster Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	Executive Vice President and Chief Financial Officer

Date:  December 13, 2007